EXHIBIT C


                         REGISTRATION RIGHTS AGREEMENT


                  THIS  REGISTRATION  RIGHTS  AGREEMENT  dated as of January 24,
1996  between  VECTOR  AEROMOTIVE   CORPORATION,   a  Nevada   corporation  (the
"Company"), and V' POWER CORPORATION, a Bahamian Company ("VPC").

                  The parties agree as follows:

                  Section 1. Definitions. For purposes of this Agreement:

                  (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;

                  (b) The term "Registrable Securities" means (i) the Shares, as defined under the Share Purchase Agreement, dated as of December 29, 1995, between the Company and VPC (the "Share Purchase Agreement"), and the Option Shares, as defined under the Option Agreement, which is to be entered into by the Company and VPC in accordance with paragraph 1.3(b) of the Share Purchase Agreement in the form which is attached to the Share Purchase Agreement (collectively, the "Shares"), and (ii) any Common Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares or the Option Shares, in each case held by any Holder (as defined in clause (d) below);

                  (c) The number of shares of "Registrable Securities then outstanding" shall be equal to the number of Common Shares of the Company outstanding which are, and the number of Common Shares of the Company issuable pursuant to then exercisable or convertible securities which upon issuance would be, Registrable Securities;

                  (d) The term "Holder" or "Holders" means VPC and any of its successors or assigns which hold Registrable Securities; and

                  (e) The term  "Closing  Date" is used  herein  as  defined  in
Article II of the Share Purchase Agreement.

                  Section 2.  Demand Registration.

                  (a) If at any time on and after the Closing Date, the Company shall receive a written request from Holders of at least 25% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities held by them, then the Company shall, subject to the limitations of this Section 2, use its best efforts to effect within 90 days of such request or as soon as practicable thereafter, the registration under the Securities Act of all Registrable Securities which such Holders request to be registered, provided, that the filing of any registration statement which does not result in the effective registration of all of the Registrable Securities for which a demand has been made and the continuing effectiveness of such registration for an uninterrupted period of six (6) months from the initial effective date thereof, shall not be deemed to fulfill the Company's obligations under this Section 2(a).

                  (b) In addition to, and not in limitation of the foregoing, if the Company shall receive a written request from any of the Holders aforementioned in Section 2(a) that the Company file one or more post-effective amendments to the registration statement referred to therein so as to extend the effectiveness of such registration statement beyond the six-month period referred to in Section 2(a), then the Company shall use its best efforts to effect as soon as practicable the filing of any such post-effective amendment.

                  (c) In addition  to, and not in  limitation  of the  foregoing
Sections 2(a) and 2(b), if at any time on and after the Closing Date and following the effective date of the registration statement referred to in
Section 2(a), the Company shall receive a written request from Holders of at least 25% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities held by them, then the Company shall, subject to the limitations of this Section 2, use its best efforts to effect within 90 days of such request or as soon as practicable thereafter, the registration under the Securities Act of all Registrable Securities which such Holders request to be registered, and to file as soon as practicable any and all post-effective amendments thereto which may be requested by the aforementioned Holders.

                  (d)  If the  Holders  intend  to  distribute  the  Registrable
Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2. The Holders shall (together with the Company as provided in Section 3) enter into an underwriting agreement in customary form with a mutually acceptable underwriter or underwriters. Notwithstanding any other provision of this Section 2, if the managing underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities of the Holders that may be included in the underwriting shall be so limited pro rata.

                  (e) The Company shall be obligated to effect one registration pursuant to Section 2(a) in accordance with the terms thereof. The Company shall be obligated to file as many post-effective amendments pursuant to Section 2(b) and to effect as many registrations pursuant to Section 2(c) as may be requested by Holders in accordance therewith.

                  Section 3.  "Piggyback"  Rights.  For a period of three  years from the Closing Date, and if (but without any obligation to do so) the Company proposes to register any of its Common Shares under the Securities Act in connection with the public offering of such Common Shares for cash proceeds payable in whole or in part to the Company (other than with respect to a Registration Statement filed on Form S-8 or Form S-4 or such other similar form then in effect under the Securities Act), the Company shall, at such time, promptly give the Holders written notice of such registration (at the respective addresses of the Holders appearing in the Company's records). Upon the written request of any Holder given within 20 days after giving of such notice by the Company, the Company shall, subject to the provisions of Section 7, cause to be registered under the Securities Act all of the Registrable Securities that such Holder has requested to be registered; provided, however, if the managing underwriter of the public offering of shares proposed to be registered by the Company advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities of the Holders that may be included in the underwriting shall be so limited pro rata.

                  Section 4. Registration Procedure. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as is reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective and maintain the qualifications referred to in Section 4(d) below for such period as may be necessary for the selling Holders to dispose of the Registrable Securities being offered for sale.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act.

                  (c) Furnish to the Holders of the Registrable Securities covered by such registration statement such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction but the Company may be required to file a consent to service substantially in the form of the Uniform Consent to Service of Process Form U-2.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each selling Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Furnish to each Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                  Section 5. Furnish Information. The selling Holders shall promptly furnish to the Company in writing such reasonable information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                  Section 6. Expenses of Registration.  All expenses, other than underwriting discounts, relating to Registrable Securities incurred in connection with registration, filing or qualification pursuant to Section 2(a) and Section 3 of this Agreement, including (without limitation) all registration, filing and qualification fees, printers' bills, mailing and delivery expenses, accounting fees, and the fees and disbursements of counsel for the Company and the Holders shall be borne by the Company. All of the foregoing expenses relating to the Registrable Securities incurred in connection with registration, filing or qualification pursuant to Section 2(b) or 2(c) of this Agreement shall be borne by the Holders requesting the relevant post-effective amendment or registration.

                  Section 7. Indemnification and Contribution. In the event any Registrable Securities are included in a registration statement under this
Agreement:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such holder, and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus or final prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided, further, however, that if any losses, claims, damages or liabilities arise out of or are based upon any untrue statement, alleged untrue statement, omission or alleged omission contained in any preliminary prospectus, and made in reliance upon and in conformity with written information furnished by such Holder expressly for use therein, which did not appear in the final prospectus, the Company shall not have any such liability with respect thereto to such Holder, any person who controls such Holder within the meaning of the Securities Act, or any director of such Holder, if such Holder delivered a copy of the preliminary prospectus to the person alleging such losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus, as amended or supplemented if it has been amended or supplemented, to such person at or prior to the written confirmation of the sale to such person, provided that such Holder had an obligation to deliver a copy of the final prospectus to such person; and

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officers, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if the untrue statement or omission or alleged untrue statement or omission in respect of which such loss, claim, damage or liability is asserted was made in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, or other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action, if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided, further, that the maximum liability of any selling Holder under this
Section 7(b) in regard to any registration statement shall in no event exceed the amount of the net proceeds received by such selling Holder from the sale of securities under such registration statement; provided, further, however, that if any losses, claims, damages or liabilities arise out of or are based upon an untrue statement, alleged untrue statement, omission or alleged omission contained in any preliminary prospectus which did not appear in the final prospectus, such seller shall not have any such liability with respect thereto to the Company, any person who controls the Company within the meaning of the Securities Act, any officer of the Company who signed the registration statement or any director of the Company, if the Company delivered a copy of the preliminary prospectus to the person alleging such losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus, as amended or supplemented if it has been amended or supplemented, to such person at or prior to the written confirmation of the sale to such person, provided that the Company had an obligation to deliver a copy of the final prospectus to such person.

                  (c) Promptly after receipt by an indemnified  party under this
Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties. An indemnified party shall have the right to retain its own counsel, however, the fees and expenses of such counsel shall be at the expense of the indemnified party, unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to assume the defense and employ counsel, or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all indemnified parties). The failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party under this Agreement.

                  (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and selling Holders, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any required notice. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by such selling Holders on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto acknowledge and agree that it would not be just and equitable if contribution pursuant to this subparagraph (d) were determined by pro rata allocation (even if all of the selling Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions in respect thereof referred to above in this subparagraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subparagraph (d), the amount the selling Holders shall be required to contribute shall not exceed the amount, if any, by which the total price at which the securities sold by each of them were offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, or other violation of law. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation.

                  Section 8.  Miscellaneous.

                  (a) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the original parties hereto and each person who becomes a party hereto, and their respective heirs, personal representatives, successors and assigns.

                  (b) Notices. Except as otherwise provided herein, any notice, consent or request to be given in connection with any term or provision of this Agreement shall be deemed to have been given sufficiently if sent by hand, registered or certified mail, postage prepaid, facsimile transmission or courier (next day delivery), to the Company or to VPC at its address as designated in, or from time to time pursuant to, Article XII of the Share Purchase Agreement.

                  (c) Integration. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereby and no party shall be bound by, nor shall any party be deemed to have made, any covenants, representations, warranties, undertakings or agreements except those contained in such entire Agreement. The section and paragraph headings contained in this Agreement are for the reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

                  (e) Amendment. This Agreement may be amended, changed, waived or terminated only in writing by the Company and VPC.

                  (f) Governing Law. This Agreement and the rights and remedies of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, this Agreement has been executed effective as of the date first above written.

                                         VECTOR AEROMOTIVE CORPORATION


                                         By:/s/ SUDJASWIN E.L.
                                            ------------------
                                            Sudjaswin E.L., President

                                         V' POWER CORPORATION


                                         By:/s/ D.P. ROSE
                                            -------------
                                            D.P. Rose, President